CONSULTING AGREEMENT


This Consulting Agreement (this "Agreement") is entered into on September 2, 2003 between New Brunswick Scientific Co., Inc. a New Jersey corporation (the "Company"), and Sigmund Freedman (the "Consultant").

Whereas, the Company desires to obtain the benefit of the Consultants knowledge and experience by retaining the Consultant, and the Consultant desires to accept such position, for the term and upon the other conditions hereinafter set forth.

Now, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

1. EFFECTIVE DATE AND CONSULTING TERM: This Agreement shall be effective on the date first written above (the "Effective Date"). The Consultant shall commence rendering his consulting services hereunder on September 2, 2003 and shall continue to render such services for a one year term expiring on August 31, 2004 (the "Consulting Term"), unless this Agreement is terminated earlier in accordance with Section 5 or 6 below.

2. POSITION AND DUTIES: During the Consulting Term, the Consultant shall, at the request of the Company's President or Chief Executive officer, render consulting services to the Company relating to treasury and financial matters. During the Consulting Term, the Consultant shall not be required to devote more than 40 hours per month to the rendering of his consulting services hereunder.

3. LOCATION: The Consultant's consulting services shall be rendered at the Company's principal executive offices or at any other mutually agreeable location. The Company will provide the Consultant with office space and secretarial or other support services in connection with his rendering of consulting services hereunder.

COMPENSATION: The Consultant shall be compensated by the Company at the rate of $3,250 per month.


4.3 EXPENSES: During the Consulting Term, the Company shall reimburse the Consultant for all previously approved business expenses reasonably incurred by the Consultant in the performance of his consulting services hereinunder as requested by the President or the Chief Executive Officer of the Company and upon submission to the Company of appropriate documentation in respect of such expenses.

4.4 BENEFITS: During the Consulting Term, the Consultant shall not be entitled to any employee benefits (e.g. group health, insurance, vacation, sick leave, severance or 401(k) participation) from the Company.

5. VOLUNTARY TERMINATION: The Consultant may voluntarily terminate his consultancy for any reason upon providing the Company with thirty (30) days' prior written notice. In the event the Consultant voluntarily terminates his consultancy with the Company, the Consultant shall be entitled to no compensation from the Company other than in respect of (i) any weekly installment of consulting fees earned but not yet paid as of the effective date of his termination and (ii) the reimbursement of his expenses in accordance with
Section  4  (c)  above.

6. OTHER TERMINATION: The Consultant's consultancy may be terminated by the Company in the event of the Consultant's death or disability (as defined below) or for cause (as defined below). Upon termination under this Section 6, the Consultant shall be entitled to no compensation from the Company other than in respect of (i) any weekly installment of consulting fees earned but not yet paid as of the effective date of his termination and (ii) the reimbursement of his expenses in accordance with Section 4 (c) above. For purposes of this Agreement, (a) "disability" means the Consultant's inability to perform services for any consecutive 30-day period as a result of a physical and/or mental impairment and (b) "for cause" means a termination of the Consultant's consultancy by the Company for any of the following reasons: (i) any action taken by the Consultant which has a material and detrimental effect on the Company, its shareholders, its reputation or its business; (ii) the Consultant's willful and continued refusal to perform any duty reasonably assigned to him in accordance with the provisions of this Agreement; (iii) any breach of this Agreement by the Consultant, which if curable, is not cured within ten (10) days following written notice from the Company to the Consultant of such breach; (iv) the Consultant's conviction (including any plea of guilty or nolo contendre) for any criminal act which impairs the Consultant's ability to perform his duties under this Agreement; or (v) the Consultant becoming an officer, director, employee or agent of, or a consultant to, a corporation, person, firm or entity, which in the reasonable determination of the Company results in, or is, likely to result in, a conflict of interest with the Consultant's position as a consultant to the Company.

7. NON-SOLICITATION: During the period from the Effective Date through the end of the Consulting Term and for a twelve month period thereafter, the Consultant will not, directly or indirectly, recruit, induce or otherwise attempt to persuade any person who is new or who subsequently becomes an employee of the Company to terminate his or her relationship with the Company.

8. CONFIDENTIALITY: The Consultant shall not, commencing on the Effective Date and at all times thereafter, directly or indirectly communicate or divulge to, or use for the Consultant's own benefit or for the benefit of any other person, or entity, any of the Company's trade secrets, proprietary data and confidential information (including without limitation, non public information pertaining to or derived from (i) meetings at the Company and (ii) discussions with any officer or employee or former officer or employee of the Company communicated to or otherwise learned or acquired by the Consultant in the course of his service hereunder or during the period when he was an employee of the Company.

9. MUTUAL RELEASE: The Consultant on behalf of himself and his successors, assigns and heirs and on behalf of each person or entity claiming through any of them, and the Company, on behalf of itself and its affiliates, their respective successors and assigns and each person or entity claiming through them, hereby forever relieves, releases and discharges the other (and, as applicable, any released party's successors, predecessors, assigns, heirs, agents, directors, officers and employees) from any and all claims, debts, liabilities, demands, obligations, actions, or causes of action, whether arising out of acts or omissions occurring before the execution of this Agreement, whether known or unknown, apparent or concealed; provided, however, that nothing herein shall be deemed to release. (i) the Company or the Consultant in connection with their respective rights and obligations under this Agreement, (ii) the Consultant's rights to indemnification or reimbursement under the Company's by-laws, articles of incorporation or insurance policies and (iii) the Consultant's rights to reimbursement of expenses incurred in respect of his service to the Company.

10. DISPUTE RESOLUTION: In the event of any dispute or claim relating to or arising out of the Consultant's relationship with the Company, this Agreement or the termination of the consultancy with the Company for any reason (including but not limited to, any claims of breach of contract, wrongful termination or age, disability or other discrimination), any dispute or claim shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in Middlesex County.

11. OWNERSHIP OF COMPANY DOCUMENTS: All memoranda, notes, lists, records, reports, presentation material, and other documents, as well as all records or information stored and/or transmitted in electronic media (and all copies thereof), made or compiled by the Consultant or made available to the Consultant concerning the business of the Company, and all confidential information of the Company in any form shall be the Company's property and shall be delivered to the Company promptly upon the termination of this Consulting Agreement or at any other earlier time requested by the Company.

12.     MISCELLANEOUS:

12.1 REMEDIES: In view of the difficulty of determining the amount of damages which may result from a violation by the Consultant of one or more of his convenants, obligations or agreements contained in this Consulting Agreement, Consultant acknowledges and agrees that the Company shall be entitled to such relief in both law and equity as an appropriate court or judicial tribunal, awards, to the Company, including, but not limited to, injunctive relief and specific performance.

12.2 SEVERABILITY AND REFORMATION: If any part of this Agreement shall be held unenforceable, the remainder of the Agreement shall nevertheless remain in full force and effect.

12.3 SURVIVAL: Each relevant obligation of each party shall survive any termination of this Agreement or of the Consultant's engagement hereunder.

12.4 RELATIONSHIP BETWEEN THE PARTIES: It is expressly agreed between the parties that the Consultant is retained by the Company only for the purposes and to the extent set forth in this Agreement. The relationship of the Consultant to the Company is that of an independent contractor and not as an employee or agent of the Company.

12.5 ASSIGNMENT: Neither this Agreement nor any of the rights and obligations hereunder may be assigned by either party hereto without the prior written consent of the other party; provided, however, that this Agreement may
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be  assigned  by  the Company to any of its affiliates or in connection with any merger,  consolidation  or  sale  of  all  or  substantially  all of its assets.

12.6 WAIVER: The waiver by either party of a breach of any provision contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or of the waiver of the provision itself.

12.7 GOVERNING LAW: This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to its conflicts of law principles.

12.8 HEADINGS: The section or paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

12.9 AMENDMENTS: No amendments or additions to this Agreement shall be binding unless the same is in writing and signed by both parties.

12.10 ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements with respect to such subject matter.

IN WITNESS WHEREOF, this Agreement has been executed the day and year first above written.

WITNESS:                    NEW  BRUNSWICK  SCIENTIFIC  CO.,  INC.



                         By:  David  Freedman
                         Title:  Chief  Executive  Officer
                         Date:



WITNESS:
                         By:  Sigmund  Freedman

                         Date: